Exhibit 99.2

Notice of Rights Waiver

This is my written notice of my voluntary waiver of my rights to bonus payments under Section 4.3 of the Comcast Corporation (the “Company”) 1992 Executive Split Dollar Life Insurance Plan, effective as of January 1, 2009.  This waiver does not affect: (i) my rights and obligations under the Split-Dollar Life Insurance Agreement dated as of October 9, 1992, as amended (the “Agreement”), among myself, the Company and Sheldon M. Bonovitz, Trustee U/D/T of Brian L. Roberts, dated October 5, 1992 (the “Trust”); (ii) the related Collateral Assignment, as amended (the “Assignment”), by the Trust, dated as of February 10, 1993; or (iii) the continued effectiveness of the life insurance policy referred to in such Agreement and the Assignment.

/s/ Brian L. Roberts
Brian L. Roberts

Date:	February 13, 2009